Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS

THIRD QUARTER 2023 EARNINGS RELEASE AND CONFERENCE CALL

●	Earnings Release Date – Wednesday, October 25, 2023, after 3:30 p.m. Central Time
●	Conference Call Date – Thursday, October 26, 2023, at 10:00 a.m. Central Time

Springfield, MO, October 2, 2023 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its third quarter 2023 results as Wednesday, October 25, 2023, with a conference call to follow on Thursday, October 26, 2023.

The Company’s third quarter 2023 results will be released after 3:30 p.m. Central Time on Wednesday, October 25, 2023, and can be viewed, at that time, on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the third quarter of 2023, on Thursday, October 26, 2023, at 10:00 a.m. Central Time, via webcast on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 209629.  A replay of the conference call will be available on the Company’s website through October 25, 2024.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs.  As of June 30, 2023, the Company operated 6,071 stores across 48 U.S. states, Puerto Rico, and Mexico.